As filed with the Securities and Exchange Commission on November 20, 2014

Registration No. 333-174448

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 To

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of Principal Executive Offices)	75254 (Zip Code)

Ashford Hospitality Trust, Inc.
2011 Stock Incentive Plan
(Full title of the plan)

David A. Brooks
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Muriel C. McFarling
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
(214) 659-4400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, par value $0.01 per share	N/A	N/A	N/A	N/A

(1)                                 The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant upon filing of the original registration statement on Form S-8. Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

EXPLANATORY NOTE

Ashford Hospitality Trust, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (this “Amendment”).

This Amendment is being filed solely for the purpose of permitting the resale of control securities that have been or will be acquired by the selling stockholders under the Ashford Hospitality Trust, Inc. 2011 Stock Incentive Plan (the “Plan”), pursuant to the resale prospectus that forms a part of this Amendment.  The resale prospectus contained herein has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reoffers or resales of the shares that have been or will be acquired by the selling stockholders.

REOFFER PROSPECTUS

Up to 5,750,000 Shares

Common Stock, $0.01 Par Value

This Prospectus relates to the reoffer and resale from time to time by certain selling stockholders of Ashford Hospitality Trust, Inc. (referred to as “we” and “our” in this Prospectus) of up to 5,750,000 shares of our common stock that has been, or may be, acquired by the selling stockholders pursuant to their participation in the Ashford Hospitality Trust, Inc. 2011 Stock Incentive Plan, which is referred to as the Plan in this Prospectus.  Any resales will be made for the account of the selling stockholders on a continuous or delayed basis to the public without restriction.  Each selling stockholder that sells shares of our common stock pursuant to this Prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.  Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling stockholders have acquired or will acquire the shares of common stock pursuant to the Plan and may resell all, a portion, or none of the shares of common stock held in their Plan account or distributed to them out of their Plan accounts from time to time.

This Prospectus will be supplemented, as necessary, to update the names of the selling stockholders and the number of shares of our common stock to be reoffered by each of the selling stockholders, when we become aware of any changes to such information.

The selling stockholders may reoffer for sale and resell all or a portion of the shares being offered pursuant to this Prospectus in transactions on the New York Stock Exchange (the “NYSE”), in negotiated transactions, through the writing of options on the shares or through a combination of these methods.  The selling stockholders may offer the shares at prices related to prevailing market prices, at negotiated prices or at such other prices as such selling stockholders may otherwise determine.

We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will bear all expenses incurred in connection with the registration of the shares being offered by the selling stockholders. The selling stockholders shall be responsible for all broker discounts and selling commissions, fees and expenses of counsel and other advisors to the selling stockholders, transfer taxes and related charges in connection with the offer and sale of these shares.

Our common stock is listed on the NYSE under the symbol “AHT.”  On November 19, 2014, the last sale price of our common stock, as reported on the NYSE, was $10.09.  Our principal executive offices are located at 14185 Dallas Parkway, suite 1100, Dallas, Texas 75254 (telephone number (972) 490-9600).

Investing in shares of our common stock involves risks. You should carefully review the discussion under the heading “RISK FACTORS” on page 2 regarding information included and incorporated by reference in this Prospectus.  You should carefully read this Prospectus together with the documents we incorporate by reference before you invest in our common stock.

This Prospectus is not an offer to sell any securities other than the shares of common stock offered hereby.  This Prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 20, 2014.

ASHFORD HOSPITALITY TRUST, INC.

Ashford Hospitality Trust, Inc. is an externally advised real estate investment trust as defined in the Internal Revenue Code and was formed in Maryland on May 13, 2003. We commenced operations in August 2003 and are focused on investing in the hospitality industry across all segments and in all methods including direct real estate, securities, equity, and debt.  We own our lodging investments and conduct our business through Ashford Hospitality Limited Partnership, our operating partnership.  Ashford OP General Partner LLC, our wholly-owned subsidiary, serves as the sole general partner of our operating partnership.

Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ahtreit.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of this Prospectus.

RISK FACTORS

An investment in our common stock involves certain risks.  Before deciding to invest in our common stock, you should carefully read and consider the risk factors set forth in our most recent Annual Report on Form 10-K (our “Latest Form 10 K”) filed with the Securities and Exchange Commission, or SEC, under the heading “Risk Factors” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this Prospectus. Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations, cash flows or liquidity. In any case, the price of the shares of our common stock could decline and you could lose all or part of your investment.

CAUTIONARY NOTE ABOUT FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference, together with other statements and information publicly disseminated by us, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects are forward-looking by their nature:

•                  our business and investment strategy;

•                  our projected operating results;

•                  our entry into (including the terms and conditions of) any proposed transactions or completion of any pending transactions;

•                  our ability to obtain future financing arrangements;

•                  our understanding of our competition;

•                  market and industry trends;

•                  projected capital expenditures; and

•                  the impact of technology on our operations and business.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently known to us.  These beliefs, assumptions and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in our forward-looking statements.  You should carefully consider this risk when you make an investment decision concerning our securities. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

•                  the factors discussed in this prospectus, and in the information incorporated by reference into it, including those set forth in our Latest Form 10-K and subsequent Quarterly Reports on Form 10-Q under the section titled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Properties;”

•                  general volatility of the capital markets and the market price of our securities;

•                  changes in our business or investment strategy;

•                  availability, terms and deployment of capital;

•                  availability of qualified personnel;

•                  changes in our industry and the market in which we operate, interest rates or the general economy; and

•                  the degree and nature of our competition.

When we use words or phrases such as “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.  Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, as applicable, and except as otherwise required by federal securities laws, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

This Prospectus is to be used in connection with any reoffer and resales of our common stock acquired under the Plan by persons who may be considered our “affiliates” within the meaning of the Securities Act.

The table below set forth information with respect to the beneficial ownership of our common stock by the selling stockholders immediately prior to and after this offering, assuming all shares granted to such selling stockholder under the Plan, including those issued upon a redemption of units of our operating partnership issued under the Plan, are sold pursuant to this Prospectus.  All information related to the selling stockholders is based upon our corporate records as of November 20, 2014.  The number of shares that may be sold by each selling stockholder from time to time will be updated in supplements to this Prospectus, which will be filed with the SEC in accordance with Rule 424(b) of the Securities Act.  In each case, the indicated number of shares of common stock includes vested and unvested common stock, as well as units of our operating partnership that are redeemable for cash or, at our option, shares of our common stock.  Under Rule 416 of the Securities Act, the selling stockholders may also offer and sell any shares of our common stock issued to the selling stockholders as a result of, among other things, stock splits, stock dividends and other similar events that affect the number of shares of our commons stock held by the selling stockholders.

	Number of Shares Beneficially Owned Prior to the	Number of Shares	Number of Shares Beneficially Owned Following the Offering(3)
Selling Stockholder	Offering(1)	Offered Hereby(2)	Shares	Percent

Montgomery J. Bennett Chairman of the Board and Chief Executive Officer	6,469,466	1,217,629	5,251,837	5.6%

Benjamin J. Ansell Director	168,972.307	13,959	155,013	*

Thomas E. Callahan Director	54,284.058	13,959	40,325	*

Amish Gupta Director	8,459	8,459	0	*

Kamal Jafarnia Director	16,974	8,459	8,515	*

Philip S. Payne Director	57,259	13,959	43,300	*

Alan Tallis Director	258,045	8,459	249,586	*

Douglas A. Kessler President	1,852,469	907,107	945,362	1.0%

David A. Brooks Chief Operating Officer and General Counsel	1,931,271	815,974	1,115,297	1.2%

Deric S. Eubanks Chief Financial Officer	208,062	122,944	85,118	*

Mark Nunneley Chief Accounting Officer	927,805	315,334	612,471	*

Jeremy Welter Executive Vice President, Asset Management	377,255	345,000	32,255	*

(1) Includes both direct and indirect ownership.  Indirect ownership includes shares or operating partnership units that are held by entities 100% of which are owned by the selling stockholder.  In the case of Mr. Bennett, the indirect ownership also includes ownership of 512,500 shares of common stock held by an entity jointly controlled by Mr. Bennett and his father, Mr. Archie Bennett, Jr., which represents 50% of the shares held by such entity.

(2) Includes all shares issued or issuable to the selling stockholder pursuant to the Plan.

(3) Assumes that all shares offered hereby are sold but no other securities held by the selling stockholder are sold.  Percentage ownership is calculated using the 89,444,134 shares outstanding on November 20, 2014 but assumes that all operating partnership units held, directly or indirectly, by the selling stockholder are redeemed for common stock but none of the operating partnership units held by other persons are so redeemed.

PLAN OF DISTRIBUTION

The shares may be offered by the selling stockholders from time to time in transactions over the NYSE, in negotiated transactions, through the writing of options on the shares or a combination of these methods of sale, at prices related to prevailing market prices, at negotiated prices or at other prices set by the selling stockholders. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchaser of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might be in excess of customary discounts, concessions or commissions.

There is no assurance that any of the selling stockholders will sell any or all of the shares of our common stock to which this Prospectus relates.

We will pay all expenses incurred in connection with the registration of the shares of our common stock offered under this Prospectus. The selling stockholders are responsible for all broker discounts and selling commissions, fees and expenses of counsel and other advisors to the selling stockholders, transfer taxes and related charges in connection with the offer and sale of shares by them.

LEGAL MATTERS

The validity of the issuance of our common stock described in this Prospectus was passed upon for us by Hogan Lovells US LLP, our Maryland counsel.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder and, as a result, file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. Because our common stock trades on the NYSE under the symbol “AHT,” those materials can also be inspected and copied at the offices of that organization. The following are ways you can review and obtain copies of this information:

What is Available	Where to Get it

Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

New York Stock Exchange 11 Wall Street New York, NY 10005

On-line information, free of charge	SEC’s Internet website at www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at 1-800-SEC-0330

We have filed with the SEC a registration statement on Form S-8 under the Securities Act (File No. 333 174448) relating to the securities covered by this Prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our common stock. This Prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this Prospectus or in one of our filings with the SEC incorporated any reference herein, to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement or our filings with the SEC for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.ahtreit.com. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

14185 Dallas Parkway, Suite 1100

Dallas, Texas  75254

(972)490-9600

Attention: David A. Brooks, Chief Operating Officer and General Counsel

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS OR OTHER OFFERING MATERIALS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Prospectus, which means:

•                  incorporated documents are considered part of this Prospectus;

•                  we can disclose important information to you by referring you to those documents; and

•                  information that we file later with the SEC automatically will update and supersede information contained in this Prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-31775). These documents contain important information about us:

•                  our Annual Report on Form 10-K for the year ended December 31, 2013, as amended, filed with the SEC on March 3, 2014, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 14, 2014, that is incorporated by reference in that Annual Report on Form 10-K;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 12, 2014, August 11, 2014 and November 7, 2014, respectively;

•                  our Current Reports on Form 8-K filed with the SEC on February 28, 2014 (with respect to Items 1.01, 5.03, 5.05 and 9.01), March 4, 2014 (with respect to Item 5.02), April 1, 2014, April 29, 2014, May 14, 2014, May 19, 2014 at 14:33:58 (with respect to Items 5.02, 5.07 and 9.01), May 19, 2014 at 14:39:42 (with respect to Item 5.02), June 19, 2014, September 10, 2014, at 16:58:14 (with respect to Items 1.01 and 9.01), September 10, 2014 at 17:16:33 (with respect to Items 8.01 and 9.01), October 15, 2014, October 29, 2014, November 6, 2014, and November 18, 2014 at 17:19:45 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

•                  the description of our common stock contained in our Registration Statement on Form 8-A, filed with the Commission on August 19, 2003, File Number 001-31775) pursuant to Section 12(g) of the Exchange Act, which incorporates by reference the description of the shares of common stock, par value $.01 per share, contained in the registration statement on Form S-11 (File Number 333-105277) originally filed on May 15, 2003, and any amendment or report filed with the Commission for purposes of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this Prospectus is a part until the termination of the offering of the shares of common stock registered and for resale therein. These documents may include our annual, quarterly and current reports, as well as our proxy statements.  These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

REOFFER PROSPECTUS

up to 5,750,000 shares of
Common Stock

November 20, 2014

You should rely only on the information contained in or incorporated by reference in this Prospectus when deciding whether to invest in the shares of our common stock offered hereby.  We have not authorized, and no selling stockholder has authorized anyone, including any salesperson or broker, to give oral or written information about this offering, our Company, or the shares of common stock offered hereby that is different from the information included or incorporated by reference in this Prospectus.  If anyone provides you with different information, you should not rely on it.  The selling stockholders are not permitted to make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this Prospectus is accurate only as of the date on the front cover of this Prospectus as updated by incorporation by reference of certain of our public filings.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed by the registrant (Commission File No. 001-35854) with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated in this registration statement by reference:

(a)                                 The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(b)                                 The registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014.

(c)                                  The registrant’s Current Reports on Form 8-K filed on February 28, 2014 (with respect to Items 1.01, 5.03, 5.05 and 9.01), March 4, 2014 (with respect to Item 5.02), April 1, 2014, April 29, 2014, May 14, 2014, May 19, 2014 at 14:33:58 (with respect to Items 5.02, 5.07 and 9.01), May 19, 2014 at 14:39:42 (with respect to Item 5.02), June 19, 2014, September 10, 2014 at 16:58:14 (with respect to Items 1.01 and 9.01), September 10, 2014 at 17:16:33 (with respect to Items 8.01 and 9.01), October 15, 2014, October 29, 2014, November 6, 2014, and November 18, 2014 at 17:19:45 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

(d)                                 The description of the common stock contained in our Registration Statement on Form 8-A, filed with the Commission on August 19, 2003, File Number 001-31775) pursuant to Section 12(g) of the Exchange Act, which incorporates by reference the description of the shares of common stock, par value $.01 per share, contained in the registration statement on Form S-11 (File Number 333-105277) originally filed on May 15, 2003, and any amendment or report filed with the Commission for purposes of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, or any document forming any part of the Section 10(a) prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Our charter and the partnership agreement of our operating partnership provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time, or the MGCL.

The MGCL permits a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•                  an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•                  was committed in bad faith; or

•                  was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•                  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity. Our bylaws also obligate us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described in preceding sentence and to any employee or agent of our company or a predecessor of our company.

The partnership agreement of our operating partnership provides that we, as general partner, and our officers and directors are to be indemnified to the fullest extent permitted by law. The partnership agreement provides that neither the general partner, nor any of its directors and officers will be liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the general partner acted in good faith.

In addition, the partnership agreement requires our operating partnership to indemnify and hold the general partner and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of the operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•                  the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•                  the indemnitee actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

No indemnitee may subject any partner of our operating partnership to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the partnership.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Form S-11/A, filed on August 20, 2003)

10.1.1	2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K, dated May 20, 2011, for the event dated May 17, 2011)

5.1	Opinion of Hogan Lovells US LLP (incorporated by reference to Exhibit 5.1 to the registrant’s Form S-8, dated May 24, 2011)

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Hogan Lovells US LLP, included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference

24.1	Power of Attorney (included in the signature page to this registration statement)

*  Filed herewith.

Pursuant to Item 8(b) of Form S-8, the registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and that it has made or will make all changes required by the IRS as necessary in order to qualify the Plan.

Item 9.  Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 20, 2014.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors and	November 20, 2014
Monty J. Bennett	Chief Executive Officer
(Principal Executive Officer)

*	President	November 20, 2014
Douglas A. Kessler

*	Chief Financial Officer	November 20, 2014
Deric S. Eubanks	(Principal Financial Officer)

*	Chief Accounting Officer	November 20, 2014
Mark L. Nunneley	(Principal Accounting Officer)

*	Director	November 20, 2014
Benjamin J. Ansell, M.D.

*	Director	November 20, 2014
Thomas E. Callahan

*	Director	November 20, 2014
Martin L. Edelman

*	Director	November 20, 2014
Kamal Jafarnia

*	Director	November 20, 2014
Philip S. Payne

*	Director	November 20, 2014
Alan L. Tallis

/s/ David A. Brooks
* Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Form S-11/A, filed on August 20, 2003)

10.1.1	2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K, dated May 20, 2011, for the event dated May 17, 2011)

5.1	Opinion of Hogan Lovells US LLP (incorporated by reference to Exhibit 5.1 to the registrant’s Form S-8, dated May 24, 2011)

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Hogan Lovells US LLP, included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference

24.1	Power of Attorney (included in the signature page to this registration statement)

*  Filed herewith.